SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported): March 7, 1999



                           ANALYSIS & TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


   Connecticut                      0-14161          95-579365
  (State or other jurisdiction     (Commission    (IRS Employer
  of incorporation)                File No.)      Identification Number)


                  Route 2, North Stonington, Connecticut 06359
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (860) 599-3910


                                       N/A
          (Former name or former address, if changed since last report)

Item 5. Other Events

     On March 7, 1999, Analysis & Technology, Inc., a Connecticut corporation ("A&T" or the "Company"), entered into an Agreement and Plan of Merger, dated as of March 7, 1999 (the "Merger Agreement"), among Anteon Corporation, a Virginia corporation ("Anteon"), Buffalo Acquisition Corporation, a Connecticut corporation and a wholly owned subsidiary of Anteon ("Merger Sub"). Pursuant to the Merger Agreement, upon the merger of Merger Sub into A&T, each outstanding share of Common Stock of A&T would be converted into the right to receive $26.00. In addition, the holder of each option to purchase shares of A&T stock outstanding at the time of the merger would receive an amount equal to $26.00 less the exercise price of the related option.

     Consummation of the merger contemplated by the Merger Agreement is subject to satisfaction of a number of conditions, including the approval of the Merger Agreement by the holders of two-thirds of the A&T Common Stock outstanding on the record date for a special meeting of shareholders of A&T to be held to consider approval of the Merger Agreement, the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the receipt of certain approvals and consents and other customary conditions.

     In the Merger Agreement, A&T has made a number of affirmative and negative covenants concerning the conduct of its business pending completion of the merger. Among those covenants is an agreement that A&T will not pay any dividends on its Common Stock after the date of the Merger Agreement. Furthermore, A&T has agreed that it will not, except under limited circumstances, pursue a transaction which would be an alternative to the merger contemplated by the Merger Agreement.

     The foregoing brief summary of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which has been filed as Exhibit 2 hereto.

     On March 8, 1999, Anteon and the Company issued a joint press release with respect to the execution of the Merger Agreement. In accordance with General Instruction F to Form 8-K, a copy of the press release dated March 8, 1999 is attached hereto as Exhibit 20 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (a) Financial statements of businesses acquired

          Not applicable.

     (b) Pro forma financial information

          Not applicable.

     (c) Exhibits

   Exhibit No.                      Description

      2 Agreement and Plan of Merger, dated as of March 7, 1999, among Anteon Corporation, Buffalo Acquisition Corporation and Analysis & Technology, Inc.

      20 Press Release, dated March 8, 1999, issued by Anteon Corporation and Analysis & Technology, Inc.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ANALYSIS & TECHNOLOGY, INC.


Date: March 9, 1999                      By:         /s/ DAVID M. NOLF
                                            -----------------------------
                                                  David M. Nolf
                                                  Executive Vice President

                                  Exhibit Index

   Exhibit No.                         Description

      2 Agreement and Plan of Merger, dated as of March 7, 1999, among Anteon Corporation, Buffalo Acquisition Corporation and Analysis & Technology, Inc.

      20 Press Release, dated March 8, 1999, issued by Anteon Corporation and Analysis & Technology, Inc.